Exhibit 99.1

Apple REIT Seven

THIRD QUARTER

Marriott

SEPTEMBER 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

The current economic climate has created challenging market conditions for the majority of our nation’s business segments, including the hotel industry. We believe the strategy that Apple REIT Seven, Inc. implemented at inception, which focused on the selection of a diversified portfolio of high quality, well-branded lodging real estate acquired substantially on an all-cash basis, has given the Company the ability to resourcefully manage this downturn more successfully than the majority of our competitors. Although the 51 hotels that comprise the Apple REIT Seven portfolio are not immune to the current economic downturn, marginal improvements in operations during the third quarter of this year as compared to the first six months of 2009 lend optimism that the recession is subsiding. I am confident that the resiliency of the Marriott®- and Hilton®-brands, the quality of our real estate and the strength of our capital structure will allow Apple REIT Seven to remain well poised to benefit as economic conditions improve.

The Apple REIT Seven portfolio includes 51 hotels, with 6,424 guestrooms, diversified throughout 18 states. For the third quarter of 2009 and 2008, our hotels reported average occupancy rates of 70 percent and 75 percent, average daily rates (ADR) of $109 and $121, and revenue per available room (RevPAR) of $77 and $91, respectively. For the nine-month periods ending September 30, 2009 and September 30, 2008, our hotels reported occupancy rates of 68 percent and 74 percent, ADR of $112 and $121, and RevPAR of $77 and $90, respectively. In an effort to offset declines in revenue, the Company has been aggressively working with our management companies, successfully reducing expenses where possible without compromising the high level of quality and service to which our guests are accustomed.

Funds from operations (FFO) for the three-month period ending September 30, 2009 totaled $14.4 million, or $0.15 per share. Year-to-date results through September 30, 2009 were $42.6 million, or $0.46 per share. FFO for the same periods last year was $18.0 million or $0.19 per share and $52.7 million or $0.57 per share, respectively. The renovation of the full-service Marriott® in downtown Richmond, Virginia was completed in September and the Company has already begun to see increased occupancy levels and convention bookings at this hotel.

The Company paid dividends totaling $0.19 per share for the third quarter of this year. For the nine-month period ending, September 30, 2009, we paid dividends totaling $0.61 per share. Our management team and board of directors continue to closely monitor hotel operations and market conditions as related to our dividend policy. As of the printing of this report, we had not made any changes to our current annualized return of seven percent, based on an $11 share price.

Although it is difficult to predict future performance, hotel industry analysts anticipate improvement in RevPAR by the end of 2010. As we navigate these uncertain times, we remain focused on growing the value of your investment over the long term while providing the highest possible returns. As always, thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
(In thousands except statistical data)	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

REVENUES
Room revenue	$45,225	$52,552	$134,796	$151,031
Other revenue	4,198	4,696	12,768	13,852
Total revenues	$49,423	$57,248	$147,564	$164,883

EXPENSES
Direct operating expense	$13,098	$14,805	$38,781	$42,728
Other hotel operating expenses	19,173	21,821	58,270	62,513
General and administrative	1,030	1,323	3,369	4,381
Depreciation	8,176	7,313	24,111	20,809
Interest, net	1,696	1,250	4,564	2,588
Total expenses	$43,173	$46,512	$129,095	$133,019

NET INCOME
Net income	$6,250	$10,736	$18,469	$31,864
Net income per share	$0.07	$0.12	$0.20	$0.34

FUNDS FROM OPERATIONS (FFO)(A)
Net income	$6,250	$10,736	$18,469	$31,864
Depreciation of real estate owned	8,176	7,313	24,111	20,809
Funds from operations	$14,426	$18,049	$42,580	$52,673
FFO per share	$0.15	$0.19	$0.46	$0.57

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,486	92,865	93,500	92,428

OPERATING STATISTICS
Occupancy	70%	75%	68%	74%
Average daily rate	$109	$121	$112	$121
RevPAR	$77	$91	$77	$90
Number of hotels owned	51	51
Dividends per share	$0.19	$0.22	$0.61	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$908,268	$920,688
Cash and cash equivalents	-	20,609
Other assets	24,266	26,547
Total assets	$932,534	$967,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$109,315	$109,275
Other liabilities	14,096	12,816
Total liabilities	123,411	122,091
Total shareholders’ equity	809,123	845,753
Total liabilities & shareholders’ equity	$932,534	$967,844

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2009 and the results of operations for the interim periods ended September 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2008 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy

ARIZONA
Tucson

CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)

COLORADO
Denver/Highlands Ranch (2)

FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee

GEORGIA
Columbus (3), Macon

IDAHO
Boise

LOUISIANA
New Orleans

MISSISSIPPI
Hattiesburg, Tupelo

NEBRASKA
Omaha

NEW JERSEY
Cranford, Mahwah

NEW YORK
Islip/Ronkonkoma

OHIO
Cincinnati/Milford

TENNESSEE
Memphis

TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford

UTAH
Provo

VIRGINIA
Alexandria, Richmond

WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitseven.com

INVESTOR INFORMATION

For additional information about the

company, please contact: Kelly Clarke,

Director of Investor Services

804-727-6321 or

KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels, containing a total of 6,424 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: MARRIOTT, RICHMOND, VA

BACK: COURTYARD, HATTIESBURG, MS; HILTON GARDEN INN, SAN DIEGO/RANCHO BERNARDO, CA; RESIDENCE INN, HIGHLANDS RANCH, CO

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.